SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                               FORM 8-K

                            Current Report
                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) May 1, 1998

                  SPINTEK GAMING TECHNOLOGIES, INC.


                           California
           (State or other jurisdiction of incorporation)

            0-27226                            33-0134823
         (Commission                         (IRS Employer
         File Number)                     Identification No.)

    901 B Grier Drive , Las Vegas, Nevada             89119
  (Address of principal executive offices)         (Zip Code)


 Registrant's telephone number, including area code (702) 263-3660

 Item 5. Other events

On May 1, 1998, Spintek Gaming Technologies, Inc. (the "Company") received a Notice of Conversion ("Conversion") to convert 500 shares of the Company's Series A 4% Convertible Preferred Stock ("Preferred") from RBB Bank Aktiengesellschaft ("RBB"). Such Conversion will result in RBB receiving 1,000,690 new shares of the Company's common stock, par value $0.002 per share ("Common") and will increase the total shares of Common outstanding to 18,673,055 shares. The Conversion price is based on the five day average
closing bid price of the Common for the five days ended April 30, 1998.   Upon
the issuance of the new shares of Common to RBB, it will be the holder of approximately 1,154,000 shares of Common, or approximately 6.2% of the total outstanding shares.

RBB is the holder of all of the outstanding Preferred, and will hold 8,241 shares after the Conversion. RBB has represented to the Companythat it holds such Preferred shares as agent for several of their independent investors.
Such Preferred shares are convertible at the option of the RBB until December 31, 1999 under the same terms and conditions as those shares exercised pursuant to this Conversion.


Exhibits:
1. Notice of Conversion
II.	Press Release

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: May 4, 1998


SPINTEK GAMING TECHNOLOGIES, INC.

By: /s/ROBERT E, HUGGINS
Robert E. Huggins
Its: Chief Financial Officer